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EXHIBIT A

                       AGREEMENT REGARDING JOINT FILING
                       --------------------------------


     The undersigned hereby agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Whittaker Corporation.

     Dated:  March 6, 1998


CANPARTNERS INCORPORATED,                   CANYON CAPITAL MANAGEMENT, L.P.
a California corporation                    a California limited partnership

                                            By: Canpartners Incorporated,
By:/s/ Joshua S. Friedman                   a California corporation,
   -------------------------------          its general partner
Name:  Joshua S. Friedman
Title: Vice President
                                            By: /s/ Joshua S. Friedman
                                                --------------------------------
                                            Name:  Joshua S. Friedman
MITCHELL R. JULIS                           Title:  Vice-President


/s/ Mitchell R. Julis                       JOSHUA S. FRIEDMAN
----------------------------------
Mitchell R. Julis
                                            /s/ Joshua S. Friedman
                                            ------------------------------------
R. CHRISTIAN B. EVENSEN                     Joshua S. Friedman


/s/ R. Christian B. Evensen
----------------------------------
R. Christian B. Evensen